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                                                                     EXHIBIT 8.1

                                October 25, 1999

The Board of Directors
Amdocs Limited
Tower Hill House Le Bordage
St. Peter Port
Island of Guernsey
GY1 3QT Channel Islands

Ladies and Gentlemen:

     This opinion is delivered to you in connection with the Registration Statement on Form F-4 of Amdocs Limited, a company organized under the laws of Guernsey, Channel Islands ("Amdocs") filed with the Securities and Exchange Commission on October 25, 1999 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), and the prospectus and proxy statement dated October 25, 1999 included in the Registration Statement which describes the proposed merger (the "Merger") of Amdocs' direct, wholly-owned subsidiary, Ivan Acquisition Corp., a Delaware corporation ("Acquisition") with and into International Telecommunication Data Systems, Inc., a Delaware corporation ("ITDS") pursuant to the Agreement and Plan of Merger dated as of September 3, 1999, by and among Amdocs, Acquisition and ITDS (the "Merger Agreement").

     In that connection, we have examined the Registration Statement and such other documents, and we have made such other and further investigations, as we have deemed necessary and appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. In addition, we have assumed
(i) that the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the truth and accuracy of the representations and warranties made by Amdocs, Acquisition and ITDS in the Merger Agreement, and (iii) the truth and accuracy of the tax representation letters to be provided to us by Amdocs, Acquisition and ITDS pursuant to the Merger Agreement.

     Based on the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion the statements made in the Registration Statement under the caption "Material U.S. Federal Income Tax Considerations" set forth the material United States federal income tax considerations generally applicable to the Merger.

     We are members of the bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

     We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption "Material U.S. Federal Income Tax Considerations". By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          Reboul, MacMurray, Hewitt,
                                          Maynard & Kristol